Exhibit 4.1

TEEKAY OFFSHORE PARTNERS L.P.
(as Issuer)
and
TEEKAY SHIPPING LIMITED

Warrant Agreement
Dated as of September 25, 2017
Warrants Exercisable for
Common Units

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TABLE OF CONTENTS
Page
ARTICLE 1. DEFINITIONS                                 3
Section 1.01    Definitions                                 3
Section 1.02    Rules of Construction                             8

ARTICLE 2. THE WARRANTS                                 9
Section 2.01    Issuance and Acquisition of Warrants                     9
Section 2.02    Form and Dating; Legends                         9
Section 2.03    Execution                                 10
Section 2.04    Replacement Warrants                         10
Section 2.05    Outstanding Warrants                             10
Section 2.06    Cancellation                                 10
Section 2.07    Registration, Transfer and Exchange                     10
Section 2.08    Restrictions on Transfer and Exchange                 11

ARTICLE 3. SEPARATION OF WARRANTS; TERMS OF WARRANTS; EXERCISE
OF WARRANTS                                         12
Section 3.01Terms of Warrants; Exercise of Warrants                 12
Section 3.02    Conditional Exercise                             13
Section 3.03    Privatization Event                             13
Section 3.04    Cost Basis Information                         14

ARTICLE 4. COVENANTS OF THE PARTNERSHIP                     14
Section 4.01    Maintenance of Office or Agency                     14
Section 4.02    Payment of Taxes                             15
Section 4.03    Rule 144 Information                             15
Section 4.04    Reservation of Warrant Units                         15

ARTICLE 5. ADJUSTMENTS                                 15
Section 5.01    Adjustments                                 15
Section 5.02    Fractional Interests                             23
Section 5.03    Notices to Warrantholders                         23
Section 5.04    No Rights as Unitholders                         24

ARTICLE 6. MISCELLANEOUS                                 24
Section 6.01    Warrantholder Actions                         24
Section 6.02    Notices                                 24
Section 6.03    Supplements and Amendments                     26
Section 6.04    Governing Law                             27
Section 6.05    No Adverse Interpretation of Other Agreements             27
Section 6.06    Successors and Assigns                         27
Section 6.07    Duplicate Originals                             28

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Section 6.08    Separability                                 28
Section 6.09    Table of Contents and Headings                     28
Section 6.10    Benefits of this Agreement                         28
Section 6.11    Good Faith Determinations                         28
Section 6.12    Obligations Limited to Parties to Agreement                 28
Section 6.13    Confidentiality                             28

EXHIBITS
Exhibit A    Form of Warrant
Exhibit B    Restricted Legend

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WARRANT AGREEMENT, dated as of September 25, 2017, between TEEKAY OFFSHORE PARTNERS L.P., a Republic of the Marshall Islands limited partnership (as further defined below, the “Partnership”), and TEEKAY SHIPPING LIMITED, a Bermuda corporation (the “Investor”).
WHEREAS, pursuant to that Investment Agreement (the “Investment Agreement”), dated as of July 26, 2017, between the Partnership and Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), the Partnership agreed to issue, sell and deliver to Teekay Holdings, and Teekay Holdings agreed to purchase and acquire from the Partnership, pursuant to the terms and subject to the conditions set forth in the Investment Agreement, (i) an aggregate of 12,000,000 Common Units and (ii) an aggregate of 3,059,055 warrants (the “Warrants”), that upon exercise may be net unit settled for Common Units (the Common Units issuable on exercise of the Warrants being referred to herein as the “Warrant Units”); and
WHEREAS, on September 25, 2017, Teekay Holdings assigned its rights under the Investment Agreement to receive the 12,000,000 Common Units and the Warrants to the Investor; and
WHEREAS, in connection with the Investment Agreement, and as a condition thereunder, the Partnership is issuing to the Investor, and the Investor is acquiring from the Partnership, 3,059,055 Warrants.
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Investment Agreement and herein, the parties hereto agree as follows:
Article 1.
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following respective meanings.
“act” has the meaning assigned to such term in Section 6.01.
“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.
“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.
“Average VWAP” per unit over a certain period means the arithmetic average of the VWAP per unit for such period.
“Board of Directors” means the Board of Directors of the General Partner or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

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“Business Combination” means a merger, sale, consolidation, statutory exchange or similar transaction that requires the approval of the Partnership’s unitholders.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Redemption Value” has the meaning assigned to such term in Section 3.03.
“Closing Sale Price” of the Common Units means, as of any date, the closing sale price per unit (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Units are traded or, if the Common Units are not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a listing or quotation, the Closing Sale Price shall be, subject to Section 5.01(e), an amount determined by the Board of Directors to be the fair market value of a Common Unit.
“Code” means the U.S. Internal Revenue Code of 1985, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Common Units” has the meaning specified therefor in Article I of the Partnership Agreement.
“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Units.

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“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Units or any other securities, the first date on which the Common Units or such other securities trade without the right to receive such issuance or distribution.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exercise Date” has the meaning assigned to such term in Section 3.03.
“Exercise Notice” has the meaning assigned to such term in Section 3.01(b).
“Exercise Price” means the applicable exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 5.01.
“Exercise Units” has the meaning assigned to such term in Section 3.01(c).
“Expiration Time” has the meaning assigned to such term in Section 3.01(a).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“General Partner” means Teekay Offshore GP L.L.C., a Republic of the Marshall Islands limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).
“Holder” or “Warrantholder” means the registered holder of any Warrant.
“Independent Financial Expert” means a nationally recognized financial advisory firm mutually agreed by the Partnership and the holders of a majority of the Warrants. If the Partnership and the holders of a majority of the Warrants are unable to agree on an Independent Financial Expert for a valuation contemplated herein, each of them shall choose promptly a separate Independent Financial Expert and these two Independent Financial Experts shall choose promptly a third Independent Financial Expert to conduct such valuation; provided that no firm may be selected as the Independent Financial Expert if it has had a material relationship with the Partnership, the General Partner or the Holders or their respective Affiliates within the preceding two (2) years.
“Initial Distribution Amount” means $0.01.
“Investment Agreement” has the meaning assigned to such term in the Recitals.
“Investor” has the meaning assigned to such term in the Recitals.

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“Issue Date” means the date of this Agreement.
“Market Value” means the Average VWAP during a 10 consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.
“Net Unit Settlement” has the meaning assigned to such term in Section 3.01(c).
“Officer” means the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the General Partner.
“Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of (a) 100% and (b) the 100 day volatility obtained from the “HVT” function on Bloomberg as of the day immediately following the public announcement of the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Units on any Trading Day during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on the day of the public announcement of such issuance and (iv) a 360 day annualization factor.
“Options” means any rights, warrants or options to subscribe for or purchase Common Units or Convertible Securities.
“Partnership” means Teekay Offshore Partners L.P., a Republic of the Marshall Islands limited partnership, and any successors thereto.
“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or modified.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
“Privatization Event” means an event or series of events by which (a) the Partnership’s Common Units are no longer traded on a national securities exchange or (b) the Partnership’s reporting obligations under the Exchange Act are terminated; provided that the holders of Common Units receive consideration in connection therewith with a fair market value of no less than the Threshold Price per Common Unit if prior to January 1, 2021, or 82.5% of the Threshold Price per Common Unit if January 1, 2021 or later, if such event or series of events is a merger, consolidation, share exchange or similar transaction.

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“Pro Rata Repurchases” means any purchase of Common Units by the Partnership or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Units subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Units, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Partnership, other securities of the Partnership, evidences of indebtedness of the Partnership or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase means the date of purchase with respect to any Pro Rata Purchase.
“Public Stock” means common stock listed on a recognized U.S. national securities exchange.
“Register” has the meaning assigned to such term in Section 2.07(a).
“Restricted Legend” means the legend set forth in Exhibit B.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Specified Distribution” means:

(1)	any dividend or distribution referred to in Section 5.01(a)(i);

(2)	any rights, options or warrants referred to in Section 5.01(a)(ii);

(3)
any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described in Section 5.01(a)(iv);

(4)	any distribution in connection with the liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary; and

(5)
any quarterly dividend or distribution paid in cash to the extent such dividend or distribution is no more than the Initial Distribution Amount; provided, however, that this clause (5) shall not include any dividends or distributions to the extent that any such dividend or distribution is paid at a rate that exceeds 107.5% of the quarterly distribution rate for the immediately preceding fiscal quarter of the Partnership, on a per unit basis, in which case the amount of such dividend or distribution in excess of 107.5% of such quarterly distribution rate shall be deemed to not be a Specified Distribution under this clause (5).

“Threshold Price” has the meaning assigned to such term in Section 3.01(a).

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“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Units are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Units are then listed or, if the Common Units are not listed on a national or regional securities exchange, on the principal other market on which the Common Units are then traded. If the Common Units are not so listed or traded, “Trading Day” means a Business Day.
“Transfer Agent” has the meaning assigned to such term in Section 4.04(b).
“Trigger Event” has the meaning assigned to such term in Section 5.01(a)(vii).
“VWAP” per Common Unit on any Trading Day means the per unit volume-weighted average price as displayed on Bloomberg page “TOO US Equity AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value Common Unit on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Partnership for this purpose.
“Warrant Exercise” has the meaning assigned to such term in Section 3.01(b).
“Warrant Units” has the meaning assigned to such term in the Recitals.
“Warrants” has the meaning assigned to such term in the Recitals and includes Warrants issued on the Issue Date.
Section 1.02    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and words in the plural include the singular;
(e)    “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(f)    when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
(g)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

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(h)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).
ARTICLE 2.
THE WARRANTS
Section 2.01    Issuance and Acquisition of Warrants. In connection with the Investment Agreement, and as a condition thereunder, the Partnership hereby agrees to issue, subject to the conditions and restrictions contained in this Agreement, to the Investor, and the Investor hereby agrees to acquire from the Partnership, 3,059,055 Warrants. One Warrant certificate may be issued for multiple Warrants.
Section 2.02    Form and Dating; Legends.
(a)    The Warrants will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrant attached as Exhibit A constitutes, and are hereby expressly made, a part of this Agreement.
(b)    Except as otherwise provided in Section 2.02(c) or Section 2.08, each Warrant will bear the Restricted Legend.
(c)    (i) If the Partnership determines (upon the advice of counsel and such other certifications and evidence as the Partnership may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Partnership may cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend.
(d)    By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.
Section 2.03    Execution. An Officer shall execute the Warrants for the Partnership by facsimile or manual signature in the name and on behalf of the Partnership, and a Warrant will be valid upon such execution. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.
Section 2.04    Replacement Warrants. The Partnership shall issue replacement Warrants for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Partnership of (i) evidence reasonably satisfactory to the Partnership of such loss, theft or destruction of such Warrants, and (ii) indemnity satisfactory to the Partnership (unless waived by the Partnership). The

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Partnership may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.
Section 2.05    Outstanding Warrants.
(a)    Warrants outstanding at any time are all Warrants that have been executed by the Partnership except for:
(i)    Warrants canceled by the Partnership or delivered to the Partnership for cancellation;
(ii)    Warrants exercised by the Holder thereof; and
(iii)    any Warrant which has been replaced pursuant to Section 2.04 unless and until the Partnership receives proof satisfactory to it that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 2.04 shall be automatically canceled.
Section 2.06    Cancellation. Notwithstanding any Warrants canceled in accordance with Section 3.01, the Partnership must promptly cancel any Warrants previously executed and delivered hereunder which the Partnership may have acquired in any manner whatsoever, and may cancel any Warrants previously executed hereunder which the Partnership has not issued and sold. The Partnership will cancel all Warrants surrendered for transfer, exchange or cancellation in accordance with customary procedures. The Partnership may not issue new Warrants to replace Warrants that have been exercised or delivered to the Partnership for cancellation.
Section 2.07    Registration, Transfer and Exchange.
(a)    The Partnership shall maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.
(b)    Subject to compliance with Section 2.08, a Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Partnership a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement. The Partnership will promptly register any transfer or exchange that meets the requirements of this Section and Section 2.08 by noting the same in the Register maintained by the Partnership for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Partnership and its agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.
From time to time the Partnership will execute Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon

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transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Partnership entitled to the benefits of this Agreement.
No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Partnership shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.
(c)    Subject to compliance with Section 2.08(b), if a Warrant is transferred or exchanged for another Warrant, the Partnership will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.
Section 2.08    Restrictions on Transfer and Exchange.
(a)    The transfer or exchange of any Warrant may only be made in accordance with this Section 2.08 and Section 2.07. The Person requesting the transfer or exchange must deliver or cause to be delivered to the Partnership such certifications and evidence as the Partnership may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.
(b)    No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):
(i)    after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Partnership may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in order to support such certificate; or
(ii)    sold pursuant to an effective registration statement.
Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.
ARTICLE 3.
SEPARATION OF WARRANTS; TERMS OF WARRANTS; EXERCISE OF WARRANTS
Section 3.01    Terms of Warrants; Exercise of Warrants.
(a)    Subject to the terms of this Agreement, each Warrant shall be exercisable for one Common Unit (prior to giving effect to Net Unit Settlement), at the election of the Holder thereof,

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either in full or from time to time in part during the period commencing on the first date that the Market Value per Common Unit is equal to or greater than $4.00, subject to the adjustments provided in Article 5 (the “Threshold Price”), and until 5:00 p.m., New York City time, on September 25, 2024 (the “Expiration Time”), and shall entitle the Holder thereof to receive from the Partnership Warrant Units pursuant to Section 3.01(c). If all or any of the Warrants are exercised following the declaration of a distribution on Common Units, no decrease to or rescindment of any such declared but unpaid distribution will be made. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.
(b)    In order to exercise all or any of the Warrants (each, a “Warrant Exercise”), the Holder thereof must deliver to the Partnership (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”).
(c)    If a Holder provides an Exercise Notice pursuant to Section 3.01(b), then the Warrant Exercise shall be “net unit settled” (a “Net Unit Settlement”) whereupon the Warrants that are exercised will be converted into Common Units pursuant to a cashless exercise, after which the Partnership will issue to the Holder the Warrant Units equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the quotient by C as set forth in the following equation:
X = ((A - B)/A) × C
where:

X =	the Warrant Units issuable upon exercise pursuant to this paragraph (c).

A =	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.

B =	the Exercise Price.

C =	the number of Common Units as to which the Warrants are then being exercised (the “Exercise Units”).
If the foregoing calculation results in a negative number, then no Common Units shall be issued upon exercise pursuant to this paragraph (c). For the avoidance of doubt, each Warrant entitles the Holder upon exercise at any time from the first date that the Threshold Price is met until the Expiration Time, to receive one Common Unit, prior to giving effect to Net Unit Settlement.
(d)    Upon compliance with the provisions set forth above, the Partnership shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Units issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional units as provided in Section 5.02 hereof. Such certificate or certificates or other securities or property shall be deemed to have

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been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the unit transfer books of the Partnership shall then be closed or the certificates or other securities or property have not been delivered.
(e)    If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Partnership and registered in such name or names as may be directed in writing by the Holder (subject to Section 2.08) and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.
(f)    All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Partnership. Such canceled Warrant certificates shall then be disposed of by the Partnership in accordance with its standard procedures.
(g)    The Partnership shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office upon reasonable notice to the Partnership by a Holder seeking inspection.
(h)    Certificates, if any, representing Warrant Units shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Units, and with such changes thereto as the Partnership may deem appropriate in its reasonable judgment) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Units are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 2.02(c) apply to such Warrant Units, and any transfers thereof shall comply with the Restricted Legend.
Section 3.02    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Partnership (pursuant to a merger, sale of assets, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
Section 3.03    Privatization Event. Upon the occurrence of a Privatization Event, the Partnership shall pay to such Holder of outstanding Warrants as of the date of such Privatization Event, an amount in immediately available funds equal to the Cash Redemption Value for such Warrants, not later than the date which is ten (10) Business Days after such Privatization Event and the Warrants shall thereafter be cancelled. The cash redemption value for any Warrant (the “Cash Redemption Value”) will equal the fair value of the Warrant as of the date of such Privatization Event as determined by an Independent Financial Expert. The Cash Redemption Value of the Warrants shall be due and payable within ten (10) Business Days after the date of the applicable Privatization Event.
Section 3.04    Cost Basis Information. For purposes of Section 6045B of the Code and the Treasury Regulations thereunder, the Partnership shall record the cost basis for Warrant Units issued

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pursuant to a cashless exercise at the time the Partnership confirms the number of Warrant Units issuable in connection with the cashless exercise.
ARTICLE 4.
COVENANTS OF THE PARTNERSHIP
Section 4.01    Maintenance of Office or Agency. The Partnership will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Partnership hereby initially designates the Corporate Trust Office of Computershare Trust Company, N.A., a federally chartered trust company, as such office of the Partnership. The Partnership will give prompt written notice to the Holders of any change in the location of such office or agency. The Partnership may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Partnership will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.
Section 4.02    Payment of Taxes. The Partnership will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Units upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Units in a name other than that of the registered holder of a Warrant surrendered upon exercise.
Section 4.03    Rule 144 Information. For so long as any of the Warrants or Warrant Units remain outstanding and constitute “restricted securities” under Rule 144, the Partnership will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; (ii) so long as a Holder owns any Warrants or Warrant Units, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and (iii) cooperate with the Holders in any sale or transfer of Warrants or Warrant Units pursuant to Rule 144.
Section 4.04    Reservation of Warrant Units.
(a)    The Partnership will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its Common Units or other securities of the Partnership as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants pursuant to Net Unit Settlements.
(b)    The Partnership will keep a copy of this Agreement on file with the transfer agent for the Common Units (the “Transfer Agent”) and with every subsequent transfer agent for any of the Partnership’s securities issuable upon the exercise of the Warrants. The Partnership will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 3.01 or Section 5.02 hereof. The Partnership will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 5.01(d) hereof.

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ARTICLE 5.
ADJUSTMENTS
Section 5.01    Adjustments. The Threshold Price and the number of Warrant Units issuable upon the exercise of each Warrant pursuant to a Net Unit Settlement are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 5.01.
In the event that, at any time as a result of the provisions of this Section 5.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Partnership other than Common Units, the number of such other shares so receivable upon exercise of this Warrant pursuant to a Net Unit Settlement shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
(a)    Adjustments for Change in Capital Stock.
(i)    If the Partnership pays a dividend (or other distribution) in Common Units to all holders of Common Units, then (A) the Warrant Units in effect immediately following the record date for such dividend (or distribution) shall be multiplied by the following fraction and (B) the Threshold Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1
OS0
where:

OS0	=	the number of Common Units outstanding immediately prior to the record date for such dividend or distribution.
OS1	=	the sum of (A) the number of Common Units outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of Common Units constituting such dividend.
In any such event, the number of Warrant Units issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of Common Units that such Holder would have owned or been entitled to receive in respect of the Common Units subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.
(ii)    If the Partnership issues to all holders of Common Units rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the Market Value determined on the Ex-Date for such issuance, then (A) the Warrant Units in effect immediately following the close of business on the Ex-Date for such issuance shall be multiplied by the following fraction and (B) the Threshold Price in effect immediately

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following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y
where:

OS0	=	the number of Common Units outstanding at the close of business on the record date for such issuance.
X	=	the total number of Common Units issuable pursuant to such rights, options or warrants.
Y	=	the number of Common Units equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.
In any such event, the number of Warrant Units issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of additional Common Units issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of Common Units that the aggregate consideration receivable by the Partnership for the total number of Common Units so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.
To the extent that such rights, options or warrants are not exercised in full prior to their expiration or Common Units are otherwise not delivered in full pursuant to such rights or warrants upon the exercise of such rights or warrants, then the number of Warrant Units and Threshold Price shall be readjusted to the number of Warrant Units and Threshold Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Units actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the number of Warrant Units and Threshold Price shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such Common Units, the Partnership shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the reasonable judgment of the Board of Directors).
(iii)    If the Partnership subdivides, combines or reclassifies the Common Units into a greater or lesser number of Common Units, then (A) the number of Warrant Units in effect immediately following the effective date of such unit subdivision, combination or reclassification shall be multiplied by the following fraction and (B) the Threshold Price in

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effect immediately following the effective date of such unit subdivision, combination or reclassification shall be divided by the following fraction:

OS1
OS0
where:

OS0	=	the number of Common Units outstanding immediately prior to the effective date of such unit subdivision, combination or reclassification.
OS1	=	the number of Common Units outstanding immediately after the opening of business on the effective date of such unit subdivision, combination or reclassification.
In any such event, the number of Warrant Units issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of Common Units that such Holder would have owned or been entitled to receive in respect of the Common Units subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.
(iv)    If the Partnership distributes to all holders of Common Units evidences of indebtedness, shares of Capital Stock (other than Common Units) or other assets (including cash, securities and any other property, but excluding any Specified Distributions), then (A) the number of Warrant Units in effect immediately following the close of business on the record date for such distribution shall be multiplied by the following fraction and (B) the Threshold Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 - FMV
where:

SP0	=	the Closing Sale Price per Common Unit on the Trading Day immediately preceding the Ex-Date.
FMV	=	the fair market value of the portion of the distribution applicable to one Common Unit on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, (A) the number of Warrant Units shall be adjusted on the fourteenth

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Trading Day after the effective date of the distribution by multiplying the number of Warrant Units in effect immediately prior to such fourteenth Trading Day by the following fraction and (B) the Threshold Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Threshold Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0+ MPs
MP0
where:

MP0	=	the average of the Closing Sale Price of the Common Units over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPS	=
the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one Common Unit over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one Common Unit on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so made, the number of Warrant Units and Threshold Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the number of Warrant Units that would then be in effect if such dividend distribution had not been declared.
(v)    In case the Partnership effects a Pro Rata Repurchase of Common Units, then (A) the number of Warrant Units shall be adjusted by dividing the number of Warrant Units in effect immediately prior to the effective date of such Pro Rata Repurchase by the following fraction and (B) the Threshold Price shall be adjusted by multiplying the Threshold Price in effect immediately prior to the effective date of such Pro Rata Repurchase by the following fraction: the numerator of such fraction shall be (i) the product of (x) the number of Common Units outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a Common Unit on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and the denominator of such fraction shall be the product of (1) the number of Common Units outstanding immediately prior to such Pro Rata Repurchase minus the number of Common Units so repurchased and (2) the Market Value per Common Unit on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

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(vi)    In case of any Business Combination or reclassification of Common Units (other than a reclassification of Common Units referred to in Section 5.01(a)(iii)), the Holder’s right to receive Warrant Units upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Units issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 5.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Units have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.
(vii)    If the Partnership issues Common Units at less than 50% of the Threshold Price per Common Unit, then the Threshold Price in effect at the close of business on the day immediately preceding the issuance date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y
where:

OS0	=	the number of Common Units outstanding at the close of business on the day immediately preceding the issuance date for such issuance.
X	=	the total number of Common Units issued in such issuance.
Y	=
the number of Common Units equal to the aggregate price paid as consideration for the Common Units issued in such issuance divided by 56.25% of the Threshold Price per Common Unit as of the issuance date for such issuance.

The provisions of this clause (vii) shall not apply to an issuance unless such issuance has been approved by a committee of the Board of Directors composed solely of two or more directors who are Independent Directors (as such term is defined in the Second Amended and Restated Limited Liability Company Agreement of the

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General Partner, as in effect on the date hereof). No adjustment pursuant to this clause (vii) shall be made if such adjustment would result in an increase of the Threshold Price then in effect.

For purposes of this clause (vii), if the Partnership grants, issues or sells Options or Convertible Securities, and the lowest price per unit for which one Common Unit is issuable upon the conversion, exchange or exercise thereof is less than 50.0% of the Threshold Price per Common Unit, then such Common Unit shall be deemed to be outstanding and to have been issued and sold by the Partnership at the time of the issuance of such security for such price per unit. For purposes of this paragraph, the “lowest price per unit for which one Common Unit is issuable upon the conversion, exchange or exercise thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Partnership with respect to any one Common Unit upon the issuance of such security and upon conversion, exchange or exercise thereof less any consideration paid or payable by the Partnership with respect to such one Common Unit upon the issuance of such security and upon conversion, exchange or exercise thereof. No further adjustment of the Threshold Price shall be made upon the actual issuance of such Common Units upon the conversion, exchange or exercise or such security or upon the actual issuance of such Common Unit.

For purposes of this clause (vii), if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Units increases or decreases at any time, the Threshold Price in effect at the time of such increase or decrease shall be adjusted to the Threshold Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this paragraph, if the terms of any Option or Convertible Security that was outstanding as of the date of this Agreement are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Units deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this paragraph shall be made if such adjustment would result in an increase of the Threshold Price.

For purposes of this clause (vii), in case any Option is issued in connection with the issue or sale of other securities of the Partnership, together comprising one integrated transaction, (A) the Options will be deemed to have been issued for the Option Value of such Options and (B) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (x) the aggregate consideration received by the Partnership less any consideration paid or payable by the Partnership pursuant to the terms of such other securities of the Partnership, less

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(y) the Option Value. If any Common Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Partnership therefor. If any Common Units, Options or Convertible Securities are issued or sold for consideration other than cash, the amount of such consideration received by the Partnership will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Partnership will be the closing sale price of such security on the date of receipt. If any Common Units, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Partnership is the surviving entity, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Units, Options or Convertible Securities, as the case may be.

(viii)    The Partnership reserves the right to make such reductions in the Exercise Price or increases to the number of Warrant Units as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Partnership elects to make such a reduction in the Exercise Price or increase in the number of Warrant Units, the Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price or increase in the number of Warrant Units.
(ix)    Notwithstanding any other provisions of this Section 5.01(a), rights or warrants distributed by the Partnership to all holders of Common Units entitling the holders thereof to subscribe for or purchase shares of the Partnership’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Common Units; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Units, shall be deemed not to have been distributed for purposes of this Section 5.01(a) (and no adjustment to the number of Warrant Units or Threshold Price under this Section 5.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the number of Warrant Units and Threshold Price shall be made under Section 5.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the number of Warrant Units and Threshold Price under this Section 5.01(a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the number of Warrant Units and Threshold Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution,

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equal to the per unit redemption or repurchase price received by a holder or holders of Common Units with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Units as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the number of Warrant Units and Threshold Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Partnership has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants pursuant to a Net Unit Settlement, the Holder will receive, in addition to the Common Units to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the number of Warrant Units with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Partnership may amend such applicable unitholder rights plan or agreement to provide that upon exercise of the Warrants pursuant to a Net Unit Settlement, the Holders will receive, in addition to the Common Units issuable upon such exercise, the rights that would have attached to such Common Units if the Trigger Event had not occurred under such applicable unitholder rights plan or agreement.
(b)    Notwithstanding anything to the contrary in Section 5.01, no adjustment to the number of Warrant Units shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon exercise of the Warrants pursuant to a Net Unit Settlement immediately prior to such event, without having to exercise their Warrants.
(c)    If the Partnership shall take a record of the holders of its Common Units for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to unitholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of Warrant Units or Threshold Price then in effect shall be required by reason of the taking of such record.
(d)    Notice of Adjustment. Whenever the number of Warrant Units is adjusted, the Partnership shall provide the notices required by Section 5.03 hereof.
(e)    Fair Market Value Determination. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith. If the Board of Directors is unable to determine the fair market value, or if the Holders of more than fifty percent (50%) of all of the Warrants then outstanding (collectively, the “Requesting Holders”) disagree with the Board of Director’s determination of fair market value by written notice delivered to the Partnership within thirty (30) days after the determination thereof by the Board of Directors is communicated to the Holders affected thereby, which notice specifies the Requesting Holders’ determination of such fair market value, then following a thirty (30) day period in which the Partnership and the Requesting Holders shall attempt to resolve the differences in their fair market value determinations, an Independent Financial Expert shall determine such fair market value. Such Independent Financial Expert’s determination of such

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fair market value shall be final, binding and conclusive on the Partnership and the Holders. Any and all costs and fees of such Independent Financial Expert shall be split equally between the Partnership, on the one hand, and the Requesting Holders, on the other.
(f)    When Issuance or Payment May be Deferred. In any case in which this Section 5.01 shall require that an adjustment in the number of Warrant Units be made effective as of a record date for a specified event, the Partnership may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the number of Warrant Units and other Capital Stock of the Partnership, if any, issuable upon such exercise and pursuant to a Net Unit Settlement over and above the Warrant Units and other Capital Stock of the Partnership, if any, issuable upon such exercise and (ii) paying to such Holder any amount in cash in lieu of a fractional unit pursuant to Section 5.02 hereof; provided that the Partnership shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Units, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.
(g)    Form of Warrants. Irrespective of any adjustments in the number of Warrant Units or the number of units purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of units as are stated in the Warrants initially issuable pursuant to this Agreement.
Section 5.02    Fractional Interests. The Partnership shall not issue fractional Warrant Units or scrip representing fractional units on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Units which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Units issuable on exercise of the Warrants so presented. If any fraction of a Warrant Unit would, except for the provisions of this Section 5.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Partnership shall pay an amount in cash equal to the current Closing Sale Price per Warrant Unit, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.
Section 5.03    Notices to Warrantholders.
(a)    Upon any adjustment of the number of Warrant Units pursuant to Section 5.01 hereof, the Partnership shall promptly thereafter cause to be delivered to each of the Holders written notice, by first-class mail, postage prepaid, setting forth the number of Warrant Units after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Units (or portion thereof) or other securities or property issuable after such adjustment, upon exercise of a Warrant. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 5.03.

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(b)    In case:
(i)    the Partnership shall authorize the issuance to all holders of Common Units of rights, options or warrants to subscribe for or purchase Common Units or of any other subscription rights or warrants;
(ii)    the Partnership shall authorize the distribution to all holders of Common Units of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 5.01(a) hereof);
(iii)    of any reclassification or change of Common Units issuable upon exercise of the Warrants, or a tender offer or exchange offer for Common Units by the Partnership;
(iv)    of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or
(v)    the Partnership proposes to take any action which would require an adjustment of the number of Warrant Units pursuant to Section 5.01 hereof;
then the Partnership shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of Common Units to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Units, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Units shall be entitled to exchange such units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 5.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
Section 5.04    No Rights as Unitholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as unitholders in respect of the meetings of unitholders or any other matter, or any rights whatsoever, including the right to receive dividends, as unitholders of the Partnership, or the right to share in the assets of the Partnership in the event of its liquidation, dissolution or winding up, except in respect of Common Units received following exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a unitholder of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership.
ARTICLE 6.
MISCELLANEOUS

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Section 6.01    Warrantholder Actions.
(a)    Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Partnership.
(b)    Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to Section 6.02(c), a Holder may revoke an act as to its Warrants, but only if the Partnership receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(c)    The Partnership may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date, unless an earlier date is required by the Partnership Agreement.
Section 6.02    Notices.
(a)    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Partnership:
Teekay Offshore Partners L.P.
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08, Bermuda
Attention:    Corporate Secretary
Facsimile:    (441) 292-3931
Email:        Edie.Robinson@teekay.com
If to the Investor:
Teekay Shipping Limited
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08, Bermuda
Attention:    President
Facsimile:    (441) 292-3931
Email:        Edie.Robinson@teekay.com

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with a copy to (which copy alone shall not constitute notice):

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
Attention:     Mike Rosenwasser
Facsimile:     (917) 206-8100
Email:        mrosenwasser@velaw.com

If to a Holder:
The address of such Holder as provided by the Holder to the Partnership.
The Partnership by notice to the Investor and Holders, and the Investor and each Holder by written notice to the Partnership, may designate additional or different addresses for subsequent notices or communications. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notices, requests and other communications shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
(b)    Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
(c)    Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.
Section 6.03    Supplements and Amendments.
(a)    The Partnership and the Investor may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder (other than the Investor):
(i)    to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder; or
(ii)    to make any other change that does not adversely affect the rights of any Holder.
(b)    Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Partnership, the Investor and the Holders of 66 2/3% of the outstanding Warrants; provided, however, that any such amendment, modification or supplement to, this Agreement that would materially and adversely affect the economic terms of the Warrants of any Holder shall require the affirmative vote or consent

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of the holders of at least 80% of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership, the Investor or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Partnership and the Holder of such Warrant.
(c)    Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:
(i)    increase the Exercise Price;
(ii)    reduce the term of the Warrants;
(iii)    make a material and adverse change that does not equally affect all Warrants; or
(iv)    decrease the number of Common Units, cash or other securities or property issuable upon exercise of the Warrants, except, in each case, for adjustments expressly provided for in this Agreement.
(d)    It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.
(e)    An amendment, supplement or waiver under this Section will become effective on receipt by the Partnership of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section becomes effective, the Partnership will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Partnership to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
(f)    After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.
(g)    If an amendment, supplement or waiver changes the terms of a Warrant, the Partnership may require the Holder to deliver it to the Partnership so that the Partnership may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

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Section 6.04    Governing Law. This Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 6.05    No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Partnership, and no such agreement may be used to interpret this Agreement.
Section 6.06    Successors and Assigns. All agreements of the Partnership in this Agreement and the Warrants will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Section 2.07 and Section 2.08, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person.
Section 6.07    Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.
Section 6.08    Separability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 6.09    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.
Section 6.10    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Partnership, the Investor and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Partnership, the Investor and the registered holders of Warrants.
Section 6.11    Good Faith Determinations. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.
Section 6.12    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the

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Investor, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.
Section 6.13    Confidentiality. The Partnership agrees that all books, records, information and data pertaining to the Holders, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
Section 6.14

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C.,
its general partner

By:	/s/ Edith Robinson
Name: Edith Robinson
Title: Secretary

TEEKAY SHIPPING LIMITED

By	/s/ Edith Robinson
Name: Edith Robinson
Title: President

Signature Page to Warrant Agreement

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EXHIBIT A
[Face of Warrant Certificate]
[Insert legend, if applicable]
September 25, 2017
No.__________    Warrants
Warrant Certificate
This Warrant Certificate certifies that _____________________ or its registered assigns, is the registered holder of _____________________ Warrants (the “Warrants”), exercisable for common units (the “Common Units”) representing limited partnership interests in Teekay Offshore Partners L.P., a Republic of the Marshall Islands limited partnership (the “Partnership”). Each Warrant entitles the registered holder upon exercise at any time from the first date that the Market Value per Common Unit is equal to or greater than four dollars and zero cents ($4.00), subject to the adjustments provided in the Warrant Agreement (the “Threshold Price”) until 5:00 p.m., New York City time, on September 25, 2024 (the “Expiration Time”), to receive from the Partnership a number of fully paid and nonassessable Common Units (the “Warrant Units”) at an exercise price (the “Exercise Price”) of zero dollars and one cent ($0.01) pursuant to a Net Unit Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The number of Warrant Units issuable is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Partnership has caused this Warrant Certificate to be signed below by its duly authorized officer as of the date first set forth above.

TEEKAY OFFSHORE PARTNERS L.P.
By:    Teekay Offshore GP L.L.C.,
its general partner
By:

    Name:

    Title:

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TEEKAY OFFSHORE PARTNERS L.P.
[Reverse of Warrant Certificate]

1.	Warrant Agreement
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of September 25, 2017 (the “Warrant Agreement”), between the Partnership and Teekay Shipping Limited, a Bermuda corporation (the “Investor”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Partnership, the Investor and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. In the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise
Warrants may be exercised at any time from the first date the Market Value per Common Unit is equal to or greater than the Threshold Price until the Expiration Time. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Partnership this Warrant Certificate and the form of election to exercise on the reverse hereof duly completed. The exercise of Warrants is subject to certain restrictions on exercise as described in the Warrant Agreement.
The Partnership, pursuant to the terms of the Warrant Agreement, will net settle the Warrants which are exercised into Common Units as provided in the Warrant Agreement. No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3.	Adjustments
The Warrant Agreement provides that, upon the occurrence of certain events, the number of Common Units issuable upon the exercise of each Warrant and the Threshold Price shall be adjusted.

4.	No Fractional Units
No fractions of Common Units will be issued upon the exercise of any Warrant, but the Partnership will pay the cash value thereof determined as provided in the Warrant Agreement.

5.	Registered Form; Transfer and Exchange
The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office or agency of the Partnership by the registered holder thereof, may be exchanged, in

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the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of transfer of this Warrant Certificate at the office or agency of the Partnership a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Partnership may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes. This Warrant Certificate does not entitle any holder hereof to any rights of a unitholder of the Partnership.

6.	Governing Law; Jurisdiction
This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. The Partnership and the Holder of this Warrant each hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the non-exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the State of New York, and appellate courts thereof;
(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject

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by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and
(vii)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.
A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Partnership.

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[Form of Exercise Notice]
(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate for _______________________ Common Units to be net unit settled pursuant to the Net Unit Settlement procedures set forth in the Warrant Agreement.
In a Net Unit Settlement, the undersigned requests that a certificate for such units be registered in the name of _______________________, whose address is _____________________ and that such units be delivered to _______________________, whose address is _______________________. If said number of units is less than all of the Common Units issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such units be registered in the name of _______________________, whose address is _________________, and that such Warrant be delivered to _______________________, whose address is _______________________.

By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

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[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto ________________________________________________ (the “Assignee”).                (Please type or print block letters)

    (Please print or typewrite name and address including zip code of assignee)
the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Partnership with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; and (ii) that such transfer is made without utilizing any general solicitation or general advertising.

Date:

Seller
By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

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EXHIBIT B
RESTRICTED LEGEND
THIS WARRANT AND THE UNDERLYING COMMON UNITS THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    B-1
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